UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 17, 2010

Foodfest International 2000 Inc.
(Exact name of registrant as specified in charter)

Delaware	333-142658	74-3191757
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

26 Kendall Street
New Haven, CT 06512
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(905) 709-4775
 (ISSUER TELEPHONE NUMBER)

Henya Food Corp.
26 Kendall Street
New Haven, CT 06512
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

Item 8.01 Other Events

On June 17, 2010  Foodfest International 2000 Inc. , (the “Company”) cancelled 8,088,396 shares of  the Company’s common stock, $0.001 par value, per share (the “Common Stock”) that was previously issued on April 5, 2010 in order to increase overall shareholder value for the Company.

Item 9.01.  Financial Statements and Exhibits.

None.

Dated: June 18, 2010              FOODFEST INTERNATIONAL 2000 INC.

By:	/s/Henry Ender
Henry Ender Chief Executive Officer

By:	/s/Fred Farnden
Fred Farnden Chief Financial Officer